SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2012

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 281-2020

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry Into A Material Definitive Agreement.

On April 26, 2012, Ebix, Inc. (“Ebix” or, the “Company”), entered into a credit agreement providing for a $100 million secured syndicated credit facility (the “Secured Syndicated Credit Facility”) with Citibank N.A. as administrative agent and Citibank N.A., Wells Fargo Capital Finance, LLC, and RBS Citizens, N.A. as joint lenders. The financing is comprised of a four-year, $45 million secured revolving credit facility, a $45 million secured term loan which amortizes over a four year period with quarterly principal and interest payments commencing on June 30, 2012 and a final payment of all remaining outstanding principal and accrued interest due on April 26, 2016, and an accordion feature that provides for the expansion of the credit facility by an additional $10 million. This new $100 million credit facility with Citibank N.A., as administrative agent, replaces the former $55 million facility that the Company had in place with Bank of America, N.A. The initial interest rate applicable to the Secured Syndicated Credit Facility is LIBOR plus 1.50% or currently 1.74%. Under the Secured Syndicated Credit Facility the maximum interest rate that could be charged depending upon the Company’s leverage ratio is LIBOR plus 2.00%.

The foregoing summary of the Secured Credit Facility is not a complete description of the agreement and is furthermore qualified in its entirety by reference to the full text of the Secured Credit Facility, a copy of which is filed as Exhibit 10.46 to this current report and is incorporated herein by reference.

Item 1.02:	Termination of a Material Definitive Agreement.

On April 26, 2012, Ebix fully paid all of its obligations and related fees then outstanding to Bank of America N.A. (“BOA”) under the Credit Agreement dated February 12, 2010, as amended. The aggregate amount of the payment was $45.14 million and was funded from a portion of the proceeds of the Citibank N.A. led Secured Syndicated Credit Facility discussed immediately above under Item 1.01. Upon receipt of this payoff, the Credit Agreement as well as BOA’s commitment to extend further credit to the Company terminated.

Item 2.03:	Creation of a Direct Financial Obligation of a Registrant.

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01:	Financial Statements and Exhibits.

Exhibit Number	Description
10.46	Credit Agreement, dated as of April 26, 2012, by and among Ebix, Inc., as borrower, certain subsidiaries of Ebix, Inc., as guarantors, Citibank N.A. as administrative agent, and Citibank N.A., Wells Fargo Capital Finance, LLC, and RBS Citizens, N.A. as joint lenders.

99.1	Press Release dated April 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Robert Kerris
Robert Kerris
Chief Financial Officer and Corporate Secretary

May 1, 2012